UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 26, 2013, Handy & Harman Group Ltd. (“HNH Group”), a wholly-owned subsidiary of Handy & Harman Ltd. (the “Company”), and certain subsidiaries of HNH Group, entered into an amendment (the “First Amendment”) to its Credit Agreement (the “Credit Agreement”), dated as of November 8, 2012, with PNC Bank, National Association, in its capacities as administrative agent and collateral agent for the lenders thereunder, to, among other things, increase the revolving loan commitments to an aggregate principal amount of $110,000,000, increase the term loan commitments to an aggregate principal amount of $125,000,000 and to amend certain terms and provisions of the Credit Agreement to reflect the transactions contemplated by that certain Asset Purchase Agreement, dated as of April 16, 2013, as further described in Item 7.01 below, pursuant to which Lucas-Milhaupt Warwick LLC, an indirect wholly owned subsidiary of the Company, acquired the assets of Wolverine Joining Technologies, a wholly owned subsidiary of Wolverine Tube, Inc. In addition, Lucas-Milhaupt Warwick LLC became a guarantor under the Credit Agreement pursuant to the First Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 29, 2013, the Company issued a press release announcing that on April 26, 2013, it and its indirect subsidiary Lucas-Milhaupt Warwick LLC, a Delaware limited liability company (together with the Company, the “Buyers”), completed their previously announced acquisition of substantially all of the assets of Wolverine Joining Technologies, LLC, a Delaware limited liability company (“Wolverine Joining”) and a subsidiary of Wolverine Tube, Inc., a Delaware corporation (together with Wolverine Joining, the “Sellers”). The acquisition was consummated pursuant to the terms of an Asset Purchase Agreement, dated as of April 16, 2013 (the “Asset Purchase Agreement”), by and among the Buyers and the Sellers, a copy of which was filed as Exhibit 2.01 to the Company's Current Report on Form 8-K filed on April 18, 2013.

Pursuant to the terms of the Asset Purchase Agreement, at the closing of the transaction, the Buyers paid the Sellers an aggregate cash purchase price of approximately $59.87 million, subject to a working capital adjustment and certain other potential adjustments as provided in the Asset Purchase Agreement. In addition, the Sellers assumed certain liabilities relating to Wolverine Joining.

A copy of the press release is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

4.1
First Amendment, dated as of April 26, 2013, to the Credit Agreement, dated as of November 8, 2012, by and among Handy & Harman Group Ltd., certain of its subsidiaries as guarantors, PNC Bank N.A., in its capacity as agent acting for the financial institutions party thereto as lenders, and the financial institutions party thereto as lenders.

99.1	Press release issued April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: April 29, 2013	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer